Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Cooperation Agreement

“AC cabling system for solar micro-inverter”

between

Phoenix Contact GmbH & Co. KG

Flachsmarktstraße 8

32825 Blomberg

Germany

as well as

Phoenix Contact USA, Inc.

586 Fulling Mill Road

Middletown, PA 17057

HARRISBUG, PA. 17111-0100

USA

-hereinafter “Phoenix Contact” -

and

Enphase Energy Inc.

201 1st Street Suite 11

Petaluma, CA 94952 USA

-hereinafter “ENPHASE”-

- hereinafter singly or jointly referred to as “CONTRACTUAL PARTIES”-

on

the development of an AC cabling system for solar micro-inverter as well as the tools needed for the manufacture of products and the supply of the developed products

Article 1 - Preamble

Phoenix Contact is a company with worldwide operations in the field of electrical connection technology, automation, surge voltage protection and electronic interface systems. ENPHASE is a company specializing in design, manufacturing, and distribution of solar micro-inverter and associated products.

The CONTRACTUAL PARTIES agree to work together to develop and produce unique connectors and cable assemblies to create an AC cabling system for use by ENPHASE for its solar micro-inverter products. In addition the CONTRACTUAL PARTIES agree that ENPHASE shall be generally free to appoint any third parties as supplier for AC cabling systems for use in solar micro-inverter products in terms of a second source supply chain.

Article 2 - Definitions

2.1	“SUBJECT MATTER OF THE AGREEMENT” and/or any activities and development work to be realized by Phoenix Contact in connection with its creation to fulfil this Agreement are specified and/or defined in detail in Annex 1 attached to this Agreement as integral part of the Agreement and mutually agreed between the CONTRACTUAL PARTIES (based on concepts and specifications provided by ENPHASE); the specification shall include details regarding the prototypes and detailed test requirements. These requirements may be added by a detailed specification of the pre serial products.

2.2	“RESULT” are the SUBJECT MATTER OF THE AGREEMENT as well as any working and development results, ideas, know-how, findings and experiences, protectable and non-protectable, in any form as well as all corresponding documents that are created during the realization of the development work on the SUBJECT MATTER OF THE AGREEMENT.

2.3	“INFORMATION” is findings and experiences, protectable and non-protectable, in the field of the SUBJECT MATTER OF THE AGREEMENT, which existed at ENPHASE or at Phoenix Contact before the coming into effect of this Agreement or is created outside the realization of the development work on the “SUBJECT MATTER OF THE AGREEMENT”.

2.4	“CONTRACTUAL PRODUCTS” are the products that are delivered by Phoenix Contact to ENPHASE in series after the acceptance of the SUBJECT MATTER OF THE AGREEMENT by ENPHASE.

2.5	“PREPRODUCTION PROTOTYPES” means parts which will only be used for testing by Phoenix, by ENPHASE, or by independent approval laboratories. The details of the use of the prototypes and what kind of prototypes Phoenix Contact shall deliver to ENPHASE are set forth in Annex 7.

Article 3 - Cooperation between the CONTRACTUAL PARTIES

3.1	Phoenix Contact shall perform the development work on the SUBJECT MATTER OF THE AGREEMENT in accordance with the time schedule listed in Annex 2 as well as by observing any possible roadmap also laid down there.

Should any deviations from the time schedule and/or the roadmap become apparent, Phoenix Contact shall notify ENPHASE promptly by Email or other written communication.

The development work to be performed on the SUBJECT MATTER OF THE AGREEMENT may be assigned to third parties by Phoenix Contact. Phoenix Contact shall bind the third parties to secrecy to an extent that corresponds to the requirements of Article 7. Phoenix Contact shall remain fully responsible to ENPHASE under the terms set forth in this Agreement. Phoenix Contact shall be fully responsible to ENPHASE for any acts of such third parties in violation of the terms of this Agreement.

3.2	ENPHASE shall provide Phoenix Contact with INFORMATION, which from ENPHASE’s point of view is necessary for the development of the SUBJECT MATTER OF THE AGREEMENT and not accessible to Phoenix Contact in any other way, for the duration and the purposes of the development work. The provision of the aforementioned INFORMATION shall be free of charge. Phoenix Contact shall notify ENPHASE in time and in writing if it considers the provided INFORMATION for the performance of the development work on SUBJECT MATTER OF THE AGREEMENT as not sufficient and when which INFORMATION is needed at Phoenix Contact.

3.3	ENPHASE will be entitled to receive all product design information [***] of the CONTRACTUAL PRODUCT/RESULT and the manufacturing methods used to produce the CONTRACTUAL PRODUCT/RESULT except as provided in section 3.3.4 below.

This product design information according to sentence 1 of 3.3 shall specifically include:

3.3.1	A customer drawing that describes the overall features and dimensions of the cable assemblies to be purchased by ENPHASE.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.3.2	3D models of the external features and dimensions (the envelope) of the trunk cable splice box and of the drop cable connector, in such detail that ENPHASE will be able to import these models into their own design software to do assembly designs and analysis.

3.3.3	2D drawings and 3D models of both connector interfaces, including the contact in combination with the latching mechanism, with basic dimensions and tolerances in sufficient detail that ENPHASE can analyze the connector design for reliability and such that ENPHASE could have another supplier produce connectors that interface with the Phoenix supplied products.

3.3.4	A list of materials used in the construction of the CONTRACTUAL PRODUCTS in such detail, and for the sole purposes of enabling ENPHASE to determine the reliability of the CONTRACTUAL PRODUCTS and to obtain certification of the CONTRACTUAL PRODUCTS from regulatory and approval agencies. ENPHASE shall share all knowledge and experience on materials with Phoenix Contact.

3.4	Phoenix Contact shall provide all information as required by regulatory agencies e.g. CSA.

3.5	The requirements on the SUBJECT MATTER OF THE AGREEMENT can only be modified by mutual agreement of the CONTRACTUAL PARTIES. Any resulting changes in deadlines, milestones and/or remuneration shall also be mutually agreed. Agreements pursuant to this article 3.5 shall be in writing.

3.6	Upon request, Phoenix Contact shall inform ENPHASE of the status of the development work on the SUBJECT MATTER OF THE AGREEMENT and enable an exchange of information with its operators of the SUBJECT MATTER OF THE AGREEMENT at a place to be arranged.

Phoenix Contact shall undertake to explain the RESULT verbally – upon request of ENPHASE also once at ENPHASE site.

When creating the SUBJECT MATTER OF THE AGREEMENT, Phoenix Contact shall apply state of the art science and technology. ENPHASE shall not be entitled to issue instructions to the employees of Phoenix Contact.

3.7	ENPHASE shall execute the acceptance of the RESULT after presentation of the RESULTS by Phoenix Contact in accordance with the Handover and Acceptance Protocol enclosed as Annex 3.

3.8	The CONTRACTUAL PARTIES shall appoint the following persons that will be the contact person for the other CONTRACTUAL PARTY during the performance of the development work on the SUBJECT MATTER OF THE AGREEMENT:

for Phoenix Contact:	Ansgar Engel Phoenix Contact GmbH & Co. KG Flachsmarktstr. 8 32825 Blomberg Germany

for ENPHASE:	Jack Powell Enphase Energy, Inc. 201 1st Street, Suite 300 Petaluma, California 94952 USA

If the contact person of either CONTRACTUAL PARTY changes, it shall inform the other CONTRACTUAL PARTY in writing.

All queries, reports, etc. shall be directed by one CONTRACTUAL PARTY to the other through the respective contact persons.

Article 4 - Development costs

For performing the development work on the SUBJECT MATTER OF THE AGREEMENT, Phoenix Contact shall pay for all design, tooling and production equipment expenses, except as such expenses may be recovered by Phoenix Contact through the remuneration provision in section 8.3.

Article 5 - Changes

5.1	If ENPHASE or Phoenix Contact requires changes to the CONTRACTUAL PRODUCT or the SUBJECT MATTER OF THE AGREEMENT including costs, prices and time schedule, these changes shall be mutually agreed between the CONTRACTUAL PARTIES in writing.

5.2	If Phoenix Contact believes that requirements of ENPHASE or other circumstances, for which ENPHASE is responsible, lead to increased work and have effects on the agreed deadlines and/or the roadmap and/or the remuneration, Phoenix Contact shall notify ENPHASE. If Phoenix Contact requires such an adjustment, the CONTRACTUAL PARTIES shall then agree on adequate adjustment of the remuneration and/or an adjustment of the deadlines and/or the roadmap in writing, if any.

Article 6 - Rights to RESULT

6.1	For knowledge including property rights and copyrights that already were available at ENPHASE before the beginning of the development, and that are needed for the performance of the development, ENPHASE shall grant Phoenix Contact a non exclusive, irrevocable, cost-free right of use. This right of use shall only be for the design and manufacturing of CONTRACTUAL PRODUCTS for ENPHASE.

6.2	Upon its creation, namely during the development or planning in the respective processing stage, the non-protectable inventions or ideas that are contained in the RESULT in its embodied form and the corresponding documents shall become the property of Phoenix Contact with the right to any worldwide use and exploitation. If the RESULT is embodied in drawings, models, reports, data carriers, samples and any other objects, these shall pass into the sole and unlimited ownership of Phoenix Contact upon their creation, namely in the respective processing state. The foregoing shall apply for all of the non-protectable inventions or ideas except the non-protectable inventions or ideas that are contained in the design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8. The CONTRACTUAL PARTIES agree that the overall wiring concept according to Annex 8 shall be available in any case for both CONTRACTUAL PARTIES without any limitations.

Phoenix Contact may not make the design connector interface according to Annex 8 available to any customer other than ENPHASE.

For this aforementioned non-protectable inventions or ideas (design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8) ENPHASE shall have all ownership rights, including the right to any worldwide use and exploitation. If this is embodied in drawings, models, reports, data carriers, samples and any other objects, these shall pass into the sole and unlimited ownership of ENPHASE upon their creation, namely in the respective processing state.

6.3	If the RESULT is protected by copyrights or any other non-transferable property rights of ENPHASE or third party the real author of ENPHASE or the third party shall irrevocably grant Phoenix Contact the exclusive right upon creation of the RESULT, solely to be assigned by Phoenix Contact and unlimited in time, context and location, to use and exploit the RESULT itself in unchanged or changed form in all known kinds of use and without any territorial restrictions. This right shall especially include the rights of use to copy the RESULT itself. This right shall only be for the design, manufacturing and selling of CONTRACTUAL PRODUCTS to ENPHASE.

6.4	As far as protectable inventions or ideas are contained in the RESULT, Phoenix Contact shall be entitled to apply for property rights at its own discretion and in its name - by mentioning the inventor of ENPHASE in accordance with the respectively effective statutory provisions - in any countries, to maintain them or to abandon them at any time - except the protectable inventions or ideas that are contained in the design connector interface in combination with the latching mechanism according to Annex 8 and the trunk and drop wiring design according to Annex 8 and the overall wiring concept. For this aforementioned protectable inventions or ideas (design connector interface and the trunk and drop wiring design according to Annex 8 and the overall wiring concept according to Annex 8) that are contained in the RESULT ENPHASE shall be entitled to apply for property rights at its own discretion and in its name - by mentioning the inventor of Phoenix Contact in accordance with the respectively effective statutory provisions - in any countries, to maintain them or to abandon them at any time. The CONTRACTUAL PARTIES shall promptly inform each other of an invention created in connection with the realization of the development work on the SUBJECT MATTER OF THE AGREEMENT. As far as one of the CONTRACTUAL PARTIES needs explanations, documents or any other support from the other party for the application, processing and protection of property rights due to such inventions, the respective CONTRACTUAL PARTY shall promptly provide them and/or grant them to the other party upon request. Each CONTRACTUAL PARTY shall bear its own costs and expenses in this case.

6.5	As far as Phoenix Contact and/or a partner of Phoenix Contact necessarily makes use of INFORMATION or protectable or non-protectable inventions or ideas of ENPHASE when using and exploiting (including manufacture and sale) the RESULT, ENPHASE shall herewith grant Phoenix Contact a cost-free right of use, unlimited in time and location, to the corresponding INFORMATION to the extent necessary for the use of the RESULT as well as for the manufacture and delivery of CONTRACTUAL PRODUCTS for ENPHASE. Part of the INFORMATION are in particular comprehensive rights of use to already generated property rights of third parties, which are needed by Phoenix Contact within this project and which have to be granted by ENPHASE. This right of use contains the right to grant sublicenses for the INFORMATION. This right of use shall only be for the design, manufacturing and selling of CONTRACTUAL PRODUCTS for ENPHASE.

6.6	The CONTRACTUAL PARTIES shall duly take care that it acquires the rights to the inventions or ideas of its employees contained in the RESULT as far as necessary pursuant to the provisions that apply to respective CONTRACTUAL PARTY, and to assign them to the respective CONTRACTUAL PARTY.

6.7	Furthermore, the respective CONTRACTUAL PARTY shall ensure through corresponding contractual provisions with its employees that the rights to the RESULT in accordance with Article 6 exclusively and unlimited in location, context and time and without any additional costs pertain to the respective CONTRACTUAL PARTY, and that these rights will not be affected by the termination of agreements between the respective CONTRACTUAL PARTY and its employee.

6.8	The use of any Intellectual Property (including but not limited to Patents or design patents) of Phoenix Contact to create the RESULT or to produce the CONTRACTUAL PRODUCTS shall not constitute any kind of license or right of use to ENPHASE except to the extent necessary for ENPHASE to make use of the CONTRACTUAL PRODUCTS.

Article 7 - Tools

7.1	ENPHASE and Phoenix Contact agree that Phoenix Contact directly retains sole ownership of the manufactured tools and production equipment upon their creation, namely in the respective processing state.

7.2	Phoenix Contact agrees that it shall never use ENPHASE tooling or specialized equipment to manufacture products similar to the CONTRACTUAL PRODUCTS for any other customer. Any usage of ENPHASE tooling or specialized equipment by Phoenix Contact to manufacture any products for any customer other than ENPHASE shall constitute a material breach of this Agreement and will entitle ENPHASE to terminate this Agreement without the payment of any remuneration to Phoenix Contact and without incurring any other liability.

Article 8 - Delivery/Purchase quantities, Pricing and Delivery Schedule

8.1	After acceptance of the development, Phoenix Contact shall provide ENPHASE with the CONTRACTUAL PRODUCTS.

8.2	The series delivery of CONTRACTUAL PRODUCTS is effected pursuant to the provisions of this Agreement according to the provisions for RESULTS and SUBJECT MATTERS OF THE AGREEMENT (especially Article 11, 12, 13). The CONTRACTUAL PARTIES agree that no General Business Terms will be applied.

8.3	The prices for the CONTRACTUAL PRODUCTS as well as the delivery conditions are defined in Annex 6. Price changes shall be according to the provisions in Annex 6. The CONTRACTUAL PARTIES agree on a minimum purchase quantity of [***] connectors and [***] splice boxes during 5 years after acceptance of the RESULT. If the minimum purchase quantity is not purchased by ENPHASE within such time, then Phoenix Contact shall be entitled to claim for the following remuneration not purchased:

[***] (US $[***]) for [***] to [***] pieces (connector and splice box) per part.

[***] (US $[***]) for [***] to [***] pieces (connector and splice box) per part.

ENPHASE shall inform Phoenix Contact promptly of its intent to cease purchasing under this Agreement. In such case, ENPHASE shall additionally purchase finished or semi finished CONTRACTUAL PRODUCTS and raw material to use up any raw material purchased for ENPHASE CONTRACTUAL PRODUCTS. This shall not exceed three (3) months of forecasted quantities, if not otherwise agreed between the CONTRACTUAL PARTIES.

8.4	The CONTRACTUAL PARTIES agree herewith on a specific price for PREPRODUCTION PROTOTYPES including the costs of prototype tools as agreed by the parties as stipulated in Annex 7.

8.5	The CONTRACTUAL PARTIES have agreed on a schedule that includes dates for specification definition, design, design approval, prototype design, prototype construction, production tooling, and approval for production and which is attached as Annex 2.

8.6	Phoenix Contact agrees that the prices which Phoenix Contact charges ENPHASE shall always be no greater than those which Phoenix Contact charges any other customer for similar products.

Article 9 - Secrecy

The non-disclosure agreement (Annex 5) between the CONTRACTUAL PARTIES effective as of 16 April 2010 is an integral part of this Agreement. Notwithstanding the term set forth in the non-disclosure agreement, the CONTRACTUAL PARTIES agree that it shall remain valid until the end of five (5) years after termination or expiration of this Agreement. Secrecy obligation will be applicable in particular to INFORMATION and product design information.

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Article 10 - Promotion

With the prior written approval of ENPHASE, Phoenix Contact shall be entitled to advertise the CONTRACTUAL PRODUCT as customer-specific product in all areas after the series release (flyer, press release, catalogs, brochures, exhibition panels, etc.) as well as exhibit the CONTRACTUAL PRODUCT at trade fairs, amongst others. In addition, with the prior written approval of ENPHASE, Phoenix Contact shall be entitled to promote this cooperation.

Article 11 - Quality defects

11.1	Phoenix Contact warrants that the CONTRACTUAL PRODUCTS shall be free of any quality defects in design, materials and workmanship for a period of [***] months. The warranty period shall begin with the acceptance and/or, in case of the CONTRACTUAL PRODUCTS, with the transfer of risk. Phoenix Contact shall not be held liable regarding the PREPRODUCTION PROTOTYPES and pre serial products for Quality defects. This limitation of liability shall not apply, if Phoenix Contact acts with intent and for especially agreed quality guarantees as well as for damages to the body or material damages to privately used objects in accordance with the Product Liability Act.

11.2	If quality defects appear during the period of limitation, Phoenix Contact shall at its discretion either remedy them or re-deliver the RESULT free of defects (subsequent performance). If in this connection quality defects are again detected, ENPHASE shall be entitled to first, demand another remedy of defects or re-delivery from Phoenix Contact at its discretion and only after a renewed unsuccessful remedy of defects or re-delivery

(i)	withdraw from the Agreement or

(ii)	reasonably reduce the remuneration agreed in accordance with Article 4 or

(iii)	effect the remedy of defects itself or have it effected or

(iv)	demand compensation for damages.

Any further or other claims or rights of ENPHASE due to quality defects do not exist.

11.3	The CONTRACTUAL PARTIES agree on a Quality assurance Agreement as set forth in Annex 4.

11.4	Epidemic Failure: In the event that CONTRACTUAL PRODUCTS under warranty have the same or similar functional defect during a time period of three (3) months and the number of defected CONTRACTUAL PRODUCTS exceed [***] of the

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quantity delivered within this time period, this shall be an “Epidemic Failure” as mentioned in the following. The term “Epidemic Failure” shall exclusively apply to delivered CONTRACTUAL PRODUCTS with a number of pieces of more than ten thousand (>10.000) during three (3) months. If either CONTRACTUAL PARTY learns of the existence or likely existence of an Epidemic Failure, then such CONTRACTUAL PARTY will inform the other CONTRACTUAL PARTY as soon as possible. The CONTRACTUAL PARTIES shall then work together to jointly devise a containment action plan. As soon thereafter as reasonably possible, the CONTRACTUAL PARTIES will develop a corrective action plan to remedy the Epidemic Failure. Phoenix Contact shall use its best efforts to implement such remedy as quickly as possible at Phoenix Contact’s own expense, which efforts shall include receiving all shipments of affected Product back (freight collect), repairing or replacing all such affected Products in accordance with the agreed remedy devised by the Parties, shipping the repaired or replaced Products back to ENPHASE at Phoenix Contact’s expense, and implementing the agreed remedy in all newly manufactured Products. Phoenix Contact shall be responsible for the reasonable following costs and expenses actually incurred and substantiated as a result of all aspects of implementing the agreed remedy on the affected Products: reasonable costs of the retrieval, packing, shipping and transportation of such Products, and the re-deployment of repaired or replacement Products (including all labor, consulting, contractor and the like charges, incurred by ENPHASE, only if Phoenix Contact has agreed in writing that ENPHASE is allowed to do the aforementioned activities). For the avoidance of doubt all damages defined in Article 11.4 shall be direct damages and shall be subject to Article 14.2.

Article 12 - Material Breach

In the event of any material breach of its obligations hereunder committed by either of the CONTRACTUAL PARTIES, the other CONTRACTUAL PARTY shall promptly provide written notice to breaching CONTRACTUAL PARTY as to the existence and nature of such material breach. If the breaching CONTRACTUAL PARTY fails to remedy the material breach within sixty (60) days following its receipt of such notice from the other CONTRACTUAL PARTY (or fails to reasonably commence such remedy within sixty (60) days in the event that a complete remediation during such time is not possible), then the other CONTRACTUAL PARTY may immediately terminate this Agreement without any further liability to the other CONTRACTUAL PARTY, including but not limited to ENPHASE’s obligation to purchase the minimum purchase quantities as noted herein, in the event of a material breach by Phoenix Contact.

Article 13 - Deficiencies in title

Phoenix Contact warrants that the RESULT developed by it as well as the CONTRACTUAL PRODUCTS are free of any rights of third parties and that the use of the CONTRACTUAL PRODUCTS as well as the RESULT and/or the information of Phoenix Contact does not infringe rights of third parties, especially property rights. Phoenix Contact shall, at its own expense, defend, indemnify, and hold ENPHASE, its employees and agents harmless against all claims, actions and suits for all reasonable and verifiable losses, costs, expenses, damages (including reasonable and verifiable costs and expenses incurred by ENPHASE subcontractors and customers of ENPHASE, to the extent that ENPHASE is responsible for such amounts), claims, demands and/or liabilities (including but not limited to reasonable attorneys’ fees) that result from any actual or alleged (i) infringement or misappropriation of any patent, trademark, copyright, trade secret or other proprietary right by the CONTRACTUAL PRODUCT. For the sake of clarification any costs, expenses and damages that are assessed by a court of law shall be deemed reasonable. For the sake of clarification Phoenix Contact shall have sole authority to retain counsel and defend against such claim, except in the event that ENPHASE subcontractors or customers require legal representation and Phoenix Contact does not agree to counsel and defend such parties. If the use of such CONTRACTUAL PRODUCT is (or in Phoenix Contact’s opinion, is reasonably likely to be) enjoined or otherwise encumbered by such claim, then Phoenix Contact shall at its own discretion either: (a) procure for ENPHASE the right to use such CONTRACTUAL PRODUCT; which allows ENPHASE the right to sell the CONTRACTUAL PRODUCTS to its customers, or, (b) modify such CONTRACTUAL PRODUCT in a manner mutually agreed between the CONTRACTUAL PARTIES so as to avoid any claim of infringement; or, if neither of the foregoing options (a) or (b) is available after using best efforts, then (c) replace such CONTRACTUAL PRODUCT with an equally suitable replacement that is acceptable to ENPHASE and that is free of any infringement. If none of the foregoing options (a), (b) or (c) is available after using best efforts, then Phoenix Contact shall refund to ENPHASE all amounts paid by ENPHASE for such CONTRACTUAL PRODUCTS. The foregoing remedies are nonexclusive.

Phoenix Contact will have no obligation to indemnify ENPHASE, its employees and agents for claims under Sections 11 or 13 to the extent such claims arise due to: (i) ENPHASE’s combination of CONTRACTUAL PRODUCTS or Services with other products; or (ii) the application of the CONTRACTUAL PRODUCT itself, or (iii) ENPHASE’s unauthorized modification of the CONTRACTUAL PRODUCTS; or (iv) ENPHASE’s usage of the CONTRACTUAL PRODUCT in other than the mutually intended use.

Article 14 - Limitation of Liability

14.1	WITH THE EXCEPTION OF ANY BREACH OF ITS SECRECY OBLIGATIONS HEREUNDER, NEITHER OF THE CONTRACTUAL PARTIES SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR SPECIAL DAMAGES OR LIABILITIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO BUSINESS INTERRUPTION, LOST PROFITS, LOSS OF USE, LOSS OF OPPORTUNITIES OR LOSS OF DATA, UNDER ANY THEORY OF LIABILITY AND EVEN IF SUCH PARTY WERE ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES OR LIABILITIES.

14.2	PHOENIX CONTACT’S LIABILITY FOR DAMAGES RELATING TO INDEMNIFICATION, INCLUDING THAT OF DEFICIENCIES IN TITLE, SHALL BE LIMITED TO THE MAXIMUM AMOUNT OF [***] UNITED STATES DOLLARS (US $[***]) PER CALENDAR YEAR.

PHOENIX CONTACT’S LIABILITY FOR DAMAGES RELATING TO EPIDEMIC FAILURE SHALL BE LIMITED TO THE MAXIMUM AMOUNT OF [***] UNITED STATES DOLLARS (US $[***]) PER CALENDAR YEAR.

FOR ALL OTHER DAMAGES, ESPECIALLY BUT NOT LIMITED TO DAMAGES DUE TO QUALITY DEFECTS AND DELAY, EACH CONTRACTUAL PARTY’S AGGREGATE LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE AMOUNT OF [***] UNITED STATES DOLLARS (US $[***]) PER DAMAGE CASE, UP TO A MAXIMUM AMOUNT OF [***] UNITED STATES DOLLARS (US $[***]) PER CALENDAR YEAR.

THIS SECTION DOES NOT LIMIT EITHER CONTRACTUAL PARTY’S LIABILITY FOR BODILY INJURY OF A PERSON, DEATH, PHYSICAL DAMAGE TO PROPERTY, INTENTIONAL ACTS AND CLAIMS ACCORDING TO THE PRODUCT LIABILITY ACT.

14.3	AS FAR AS THE LIABILITY OF EACH CONTRACTUAL PARTY IS EXCLUDED OR LIMITED, THE PROVISIONS OF THIS ARTICLE 14 SHALL ALSO APPLY TO EMPLOYEES, WORKERS, REPRESENTATIVES AND PERFORMING AGENTS OF EACH CONTRACTUAL PARTY.

Article 15 - Force Majeure

15.1	Neither party shall be liable for the non-fulfilment of one of its contractual duties to the extent that the non-fulfilment is based on a circumstance beyond its control, including but not limited to one of the following reasons:

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operational disruptions, strikes, lockouts, official regulations, shortages of raw materials, difficulties in energy supply, mobilization, riots, etc, even if they occur at suppliers of Phoenix Contact or their sub-suppliers.

15.2	In case of an event of force majeure as described in Section 15.1, the CONTRACTUAL PARTIES are entitled to postpone the delivery and/or the performance by the duration of the obstruction plus an adequate start-up time, if necessary and they shall resume performance as soon as possible. If the CONTRACTUAL PARTIES are not be able to resume performance during one hundred (100) days after the occurrence of the force majeure event, either of the CONTRACTUAL PARTIES may terminate the Agreement fully or partly due to the not yet performed part.

Article 16 - Coming into effect, duration, other

16.1	This Agreement shall come into effect upon its signature and be effective for five (5) years. It shall then always be extended for an additional year if it is not cancelled by written notice provided not less than three (3) months prior to the end of the then current term of the Agreement.

16.2	This Agreement can be terminated by either CONTRACTUAL PARTY without prior notice by registered letter if a composition proceeding, bankruptcy or insolvency proceeding is brought by or against the other CONTRACTUAL PARTY, if such proceedings are not dismissed within sixty (60) days.

16.3	The provisions in Article 6, 7, 8 (except volume commitment), 9, 10, 11, 13 and 14 shall continue to be effective even after the expiration or termination of this Agreement regardless of the cause of such expiration or termination.

16.4	Any modifications, supplements, amendments and termination notices in respect to this Agreement shall be in writing. The obligation of a written form can only be renounced in writing.

16.5	As far as an explication according to 16.4 has to be made “in writing” or “in written form” pursuant to this Agreement, this explication must be signed by the person or persons authorized for the due and proper representation of the respective CONTRACTUAL PARTY by his own hand in his own name or by notarially certified initials or notarized and be transmitted to the other CONTRACTUAL PARTY as original as pdf-scan or fax. Any other explication, that has to be in writing in respect to this Agreement, may be made also in electronic form e.g. Email.

16.6	If a provision of this Agreement is or becomes invalid, it shall not affect the validity of the other provisions of this Agreement. The provision shall rather be replaced by a regulation that is permitted by law and comes closest to the original provision in its economic content.

Article 17 - Applicable Law/Place of Jurisdiction

17.1	For this Agreement, the laws of Switzerland shall apply exclusively. The provisions of the Vienna UN Convention for Contracts on International Sale of Goods of 11 April 1980 (UN Purchase Law) are excluded.

17.2	All disputes arising from or in connection with this Agreement, including all questions regarding its creation, its validity and its termination, shall be finally decided according to the rules of arbitration of the International Chamber of Commerce (ICC) by three (3) arbitrators pursuant to the mediation and arbitration body of the ICC. Each party shall appoint an arbitrator for confirmation at the organisation in charge according to the applicable rules (appointment authority). The two appointed arbitrators shall appoint the third arbitrator within 30 days. In the event the two arbitrators cannot agree on a third arbitrator within this period, the organisation shall appoint him. If several defendants are involved in the legal dispute, the appointment of an arbitrator through the defendants has to be coordinated among the defendants. In the event the defendants cannot agree on such a common appointment within the period determined by the organisation, the legal proceedings against them shall be separated. The place of jurisdiction shall be Harrisburg, Pennsylvania, USA. Court language shall be English.

Phoenix Contact GmbH & Co. KG	Phoenix Contact USA, Inc.

Blomberg, 19.10.2010	Harrisburg, 26-10-2010

Helmut Friedrich	Jack Nehlig
Vice President Head of Business Unit Device Connetion Technology	President

Enphase Energy Inc.

Petaluma, 7 Dec 10

Paul Nahi CEO